As filed with the Securities and Exchange Commission on February 4, 2005

                                                     REGISTRATION NO. 333-116496
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 INTELSAT, LTD.
             (Exact name of registrant as specified in its charter)

                      Bermuda                     98-0346003
          (State or other jurisdiction of       (I.R.S. Employer
           incorporation or organization)      Identification No.)

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                        Wellesley House North, 2nd Floor
                               90 Pitts Bay Road,
                             Pembroke HM 08, Bermuda
   (Address, including zip code, of registrant's principal executive offices)

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                                 INTELSAT, LTD.
                             2001 SHARE OPTION PLAN
                            2004 SHARE INCENTIVE PLAN
                           (Full titles of the plans)

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                                David B. Meltzer
                     c/o Intelsat Global Service Corporation
                         3400 International Drive, N.W.
                           Washington, D.C. 20008-3098
                                 (202) 944-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                   Copies to:
                                  David M. Silk
                                   Mark Gordon
                         Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                               New York, NY 10019
                                 (212) 403-1314

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                      DEREGISTRATION OF UNISSUED SECURITIES

            On January 28, 2005, the amalgamation (the "Amalgamation") of Intelsat, Ltd. ("Intelsat") and Zeus Merger One Limited was consummated pursuant to the Transaction Agreement and Plan of Amalgamation (the "Amalgamation Agreement"), dated as of August 16, 2004, among Intelsat, Intelsat (Bermuda),
Ltd., Zeus Holdings Limited, Zeus Merger One Limited and Zeus Merger Two Limited. At the effective time of the Amalgamation, among other things, all incentive share options, nonqualified share options, restricted shares and restricted share units (each, an "Award") previously awarded under the Intelsat, Ltd. 2001 Share Option Plan and the Intelsat, Ltd. 2004 Share Incentive Plan (the "Share Plans") were automatically cancelled and converted into the right to receive either a cash payment or deferred compensation, in accordance with the terms of the Amalgamation Agreement.

            No Awards will be made under the Share Plans after the effective time of the Amalgamation. Intelsat has filed this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement. Intelsat hereby removes from registration the 10,053,333 ordinary shares, par value $3.00 per share, of Intelsat that were registered under this registration statement.


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


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on this 3rd day of February, 2005.


                                   INTELSAT, LTD.


                                   By:         /s/ Conny Kullman
                                          --------------------------------------
                                          Name:    Conny Kullman
                                          Title:   Chairman and Chief Executive
                                                   Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



   /s/ Conny Kullman
-------------------------------
Name:  Conny Kullman
Title: Chairman and Chief Executive Officer (principal executive officer)
Date:  February 3, 2005



   /s/ Ramu Potarazu
-------------------------------
Name:  Ramu Potarazu
Title: President and Chief Operating Officer
Date:  February 3, 2005



   /s/ William Atkins
-------------------------------
Name:  William Atkins
Title: Executive Vice President and Chief Financial Officer
       (principal financial officer)
Date:  February 3, 2005


   /s/ Mark Moyer
-------------------------------
Name:  Mark Moyer
Title: Principal Accounting Officer
Date:  February 3, 2005


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   /s/ Andrew P. Sillitoe
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Name:  Andrew P. Sillitoe
Title: Deputy Chairman
Date:  February 3, 2005


   /s/ James N. Perry, Jr.
-------------------------------
Name:  James N. Perry, Jr.
Title: Director
Date:  February 3, 2005


   /s/ Richard A. Haight
-------------------------------
Name:  Richard A. Haight
Title: Director
Date:  February 3, 2005


   /s/ Andrew D. Africk
-------------------------------
Name:  Andrew D. Africk
Title: Director
Date:  February 3, 2005


   /s/ Douglas Grissom
-------------------------------
Name:  Douglas Grissom
Title: Director
Date:  February 3, 2005


   /s/ Alan Peyrat
-------------------------------
Name:  Alan Peyrat
Title: Director
Date:  February 3, 2005


   /s/ Ian Sellars
-------------------------------
Name:  Ian Sellars
Title: Director
Date:  February 3, 2005


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


   /s/ David B. Meltzer
-------------------------------
Name:  David B. Meltzer
Title: Authorized Representative in the United States
Date:  February 3, 2005


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